Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-292699, 333-292698, 333-286429, 333-281108, 333-279380 and 333-268346), and Form S-8 (Nos. 333-278497, 333-261508, 333-270695, 333-263895, and 333-261508) of our report dated March 31, 2026, relating to the consolidated financial statements of Velo3D, Inc. and Subsidiaries, which appears in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Frank, Rimerman + Co. LLP

San Francisco, California

March 31, 2026